EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[*]”.

AMENDMENT NO. 2
TO THE
COLLABORATION AGREEMENT AND RELEASE

This Amendment No. 2 to the Collaboration Agreement and Release (this “Amendment”) is entered into as of the 2nd day of May, 2016 (the “Amendment Effective Date”) by and between Amgen Inc., a Delaware corporation with a place of business at One Amgen Center Drive, Thousand Oaks, California 91320 (“Amgen”), and AstraZeneca Collaboration Ventures, LLC, a Delaware limited liability company with a place of business at 1800 Concord Pike, Wilmington, Delaware 19850 (“AstraZeneca” or “Partner”). Amgen and AstraZeneca are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. AstraZeneca Pharmaceuticals LP, the parent corporation of Partner (“AZ Parent”), pursuant to Section 15.16 (AstraZeneca Guarantee) of the Agreement (as defined below) is a party to this Amendment as guarantor of Partner’s obligations under the Agreement.

WHEREAS, Amgen and Partner entered into that certain Collaboration Agreement, dated as of March 30, 2012, as amended by Amendment No.1 to the Collaboration Agreement, dated October 1, 2014 (collectively, the “Agreement”);

WHEREAS, the Parties have been having discussions and disagreements on the various post-termination financial rights and obligations of the Parties related to Brodalumab (AMG-827), a Terminated Product that was terminated pursuant to the termination notice Amgen delivered to AstraZeneca on May 22, 2015, with such termination becoming effective on August 26, 2015 (the “Termination Effective Date”);

WHEREAS, each of Amgen and AstraZeneca desire to resolve their disagreements related to the post-Termination Effective Date financial rights and obligations of the Parties for Brodalumab (AMG-827) by further amending certain portions of the Agreement and releasing each other with respect to any existing and potential claims with respect thereto;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties agree to amend the Agreement as follows. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
ARTICLE 1 - AMENDMENT

1.1 Amendment related to Brodalumab (AMG-827). The Parties hereby agree that following the Amendment Effective Date, as it relates to the post-Termination Effective Date financial payment rights of Amgen (and the corresponding obligations of AstraZeneca) as set forth in Section 14.6.1.6 of the Agreement:
Amgen ref. no. 2012575259-007  1

EXECUTION VERSION

1.1.1 AstraZeneca (as the Continuing Party) shall hereby buyout and purchase Amgen (as the Terminating Party) out of its post-Termination Effective Date financial payment rights related to Brodalumab (AMG-827) under the Agreement.
1.1.2 Section 14.6.1.6 shall not apply to Brodalumab (AMG-827), retroactive to the Termination Effective Date.
1.1.3 Amgen’s post Termination Effective Date financial payment rights under the Agreement (and AstraZeneca’s corresponding obligations thereunder) related to Brodalumab (AMG-827) as of the Termination Effective Date shall solely consist of being entitled to receive, and AstraZeneca shall pay to Amgen:
1.1.3.1 [*] within ten (10) days of the Amendment Effective Date.
1.1.3.2 [*] within sixty (60) days of receipt of Regulatory Approval for Brodalumab (AMG-827) for psoriasis, which, for the avoidance of doubt, shall only be paid once.
1.1.3.3 Royalties on Net Revenues from the sales of Brodalumab (AMG-827) in the Collaboration Territory by or on behalf of AstraZeneca, its Affiliates or sublicensees, with such royalty payment obligation of AstraZeneca consisting of and limited to (a) [*] royalty as the Inventorship Margin for Brodalumab (AMG-827) as set forth in the Agreement, (b) an additional [*] royalty payable, on a country-by-country basis, only until the tenth (10th) anniversary of first commercial sale in the applicable country. Such royalties will be payable quarterly within thirty (30) days of the end of the applicable calendar quarter for which such royalties are owed. Each royalty payment will be accompanied by a report setting forth AstraZeneca’s (or its sublicensees’) calculation of Net Revenues and royalties owed for the applicable quarter. For such purposes, “Net Revenues” and “Inventorship Margin” shall have the meaning ascribed to them in the Agreement but for such purposes substituting in such definitions (including in each definition referenced in such definitions) a reference to “Terminated Product”, in this case, Brodalumab (AMG-827), for each reference to “Product;” and Sections 7.4 (Calculation of Net Revenues) and 8.3 (Currency) through 8.7 (Late Payment) (inclusive) will apply with respect to such royalty payments, mutatis mutandis.
1.2 Other Products. The Parties hereby agree that, other than with respect to Brodalumab (AMG-827), in the event that a Party and/or any of its Affiliates (as the Continuing Party of a Terminated Product) enters into a transaction, series of transactions or other arrangements in which a Third Party obtains a license (or sublicense) of the Product Intellectual Property (or any option or other right to obtain a license of the Product Intellectual Property) (a “Third Party Arrangement”), then if such Party and/or any of its Affiliates (as the Continuing Party) is entitled to receive:
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EXECUTION VERSION

1.2.1 a profit share associated with the Exploitation of a Terminated Product, then the Continuing Party’s share of profit shall be treated as “Sublicensing Revenue” under the Agreement; provided, that the Continuing Party shall be entitled to deduct and recoup its Development Costs and General Costs incurred prior to entering into any such Third Party Arrangement, as applicable, from such profit share before it is required to remit a share of such profit as Sublicensing Revenue to the Terminating Party.a profit/loss share associated with the Exploitation of a Terminated Product rather than just a profit share, then instead of the Continuing Party’s share of profit being deemed Sublicensing Revenue, the Continuing Party shall instead be obligated to pay to the Terminating Party the tiered royalty set forth in the table in Section 14.6.1.6 of the Agreement on Terminated Product Net Revenues regardless of whether such Terminated Product Net Revenues were for Terminated Products sold by or on behalf of such Continuing Party or the applicable Third Party; provided, that the Continuing Party shall not be obligated to pay such tiered royalty to the Terminating Party until the first calendar quarter after the first calendar quarter in which the Net Revenues exceeds Development Costs and General Costs for such calendar quarter.
1.2.2 Nothing in this Section 1.2 shall affect nor modify any other payments that may be owed from the Continuing Party to the Terminating Party.
ARTICLE 2 - RELEASE
2.1 Except as set forth in Section 1.1 or in any stand-alone transition services undertakings between the Parties related to Brodalumab (AMG-827) (including that certain Transition Services Agreement by and between Amgen and Partner dated as of August 28, 2015, no other payment rights of Amgen or payment obligations of AstraZeneca shall be deemed to exist or survive following the Amendment Effective Date related to Brodalumab (AMG-827); provided that, for clarity, nothing herein shall limit, modify or amend AstraZeneca’s indemnification obligations under the Agreement with respect to Brodalumab (AMG-827).
2.2 The Parties, on behalf of themselves, their respective parents, subsidiaries and affiliates, and their respective employees, officers, directors, shareholders, agents, attorneys, predecessors, successors, assigns and other representatives and servants, (a) hereby release and forever discharge each other and each other’s parents, subsidiaries, affiliates, licensees, sublicensees, contractors, subcontractors and customers, and their respective employees, officers, directors, shareholders, agents, attorneys, predecessors, successors, assigns and other representatives and servants, from any and all actions, causes of action, suits, charges, complaints, arbitrations, claims, judgments, demands, obligations or liabilities, damages, rights, costs, loans, debts and expenses (including attorneys’ fees and expenses), in law or equity, whether now known or unknown, suspected or unsuspected, asserted or unasserted, determined or determinable, arising out of or in any way related to any post Termination Effective Date financial rights or obligations each Party may have been entitled to under Section 14.6.1.6 of the Agreement related to Brodalumab (AMG-827) after the Termination Effective Date and (b) hereby agree not to assert any such released claims herein against the other Party, or any of its Affiliates or any of its or their respective parents, subsidiaries, affiliates, licensees, sublicensees, contractors and subcontractors, and their respective employees, officers, directors, shareholders, agents,
Amgen ref. no. 2012575259-007  3

EXECUTION VERSION

attorneys, predecessors, successors, assigns and other representatives and servants. Nothing herein shall release a Party from its obligation to perform the terms or conditions of this Amendment. The releases in this Section shall be immediately and irrevocably effective as of the Amendment Effective Date.
2.3 This Amendment constitutes a compromise of disputed claims. This Amendment and all negotiations, statements, and proceedings in connection therewith are not, will not be argued to be, and will not be deemed to be, a presumption, a concession, or an admission by either Party of any fault, liability, or wrongdoing, or lack thereof, as to any fact or claim alleged or asserted, and will not be interpreted, construed, deemed, invoked, offered, or received in evidence, deemed to have any precedential value or otherwise used by any Party or Person in any actions or proceedings, whether civil, criminal, or administrative, except in a proceeding to enforce the terms or conditions of this Amendment.
2.4 In furtherance of their express intent to fully, forever and irrevocably release and discharge each other from all actions, causes of action, suits, charges, complaints, arbitrations, claims, judgments, demands, obligations or liabilities, damages, rights, costs, loans, debts and expenses (including attorneys’ fees and expenses) arising out of or in any way related to any post-Termination Effective Date financial rights or obligations each Party may have been entitled to under Section 14.6.1.6 of the Agreement related to Brodalumab (AMG-827) after the Termination Effective Date, known and unknown, from the beginning of time until the end of time, the Parties expressly waive any and all rights they may have under any statute, code, ordinance or the common law, which may limit or restrict the effect of a general release with respect to the claims that the Parties do not know or suspect to exist in their favor at the time of the execution of this release, including, to the extent deemed applicable, any and all rights under California Civil Code Section 1542, which provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, must have materially affected his or her settlement with the debtor.”
The Parties hereby waive any applicability of Section 1542 of the California Civil Code to the releases contained herein.  The Parties similarly waive with respect to the releases contained herein any and all rights and benefits conferred by any statute, regulation, or principle of common law or civil law of the United States, of any state, commonwealth, territory, or other jurisdiction thereof, or of any foreign country or other foreign jurisdiction that is similar, comparable or equivalent to Section 1542 of the California Civil Code.  This Amendment is a full and complete release of the matters released herein, regardless of whether those matters are presently known, unknown, foreseen or unforeseen.
ARTICLE 3 – REFERENCE TO AND EFFECT ON THE AGREEMENT
3.1 Reference to Agreement. Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified and amended hereby.
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EXECUTION VERSION

3.2 Effectiveness of Amendment. Upon execution and delivery of this Amendment by both Parties, the amendments set forth above shall be effective as of the Amendment Effective Date. Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Parties.
ARTICLE 4 – MISCELLANEOUS
4.1 Choice of Law; Jurisdiction. This Amendment will be governed by, and enforced and construed in accordance with, the laws of the State of New York without regard to its conflicts of law provisions. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts of the State of New York for any matter arising out of or relating to this Amendment and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Amendment or the transactions contemplated hereby in the state and federal courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter will be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. Any proceeding brought by either Party under this Amendment will be exclusively conducted in the English language. The United Nations Convention for the International Sale of Goods will not apply to the transactions contemplated herein.
4.2 Headings. The heading for each article and section in this Amendment has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.
4.3 Counterparts. This Amendment may be executed via electronic and pdf format signatures in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

Amgen ref. no. 2012575259-007  5

IN WITNESS THEREOF, duly authorized representatives of the Parties hereto have executed this Amendment as of the date first set forth above.

ASTRAZENECA COLLABORATION VENTURES, LLC		AMGEN INC.
By:	/s/ Steve Mohr	By:	/s/ Robert A. Bradway
Name:	Steve Mohr	Name:	Robert A. Bradway
Title:	Deputy General Counsel, NA & General Counsel, US & Secretary	Title:	Chairman & Chief Executive Officer

ASTRAZENECA PHARMACEUTICALS LP
By:	/s/ Steve Mohr
Name:	Steve Mohr
Title:	Deputy General Counsel, NA & General Counsel, US & Secretary

Amgen ref. no. 2012575259-007

EXECUTION VERSION

AMENDMENT NO. 3
TO THE
COLLABORATION AGREEMENT 3

This Amendment No. 3 to the Collaboration Agreement 3 (this “Amendment”) is entered into as of the 27th day of May, 2016 (the “Amendment Effective Date”) by and between Amgen Inc., a Delaware corporation with a place of business at One Amgen Center Drive, Thousand Oaks, California 91320 (“Amgen”), and AstraZeneca Collaboration Ventures, LLC, a Delaware limited liability company with a place of business at 1800 Concord Pike, Wilmington, Delaware 19850 (“AstraZeneca” or “Partner”). Amgen and AstraZeneca are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. AstraZeneca Pharmaceuticals LP, the parent corporation of Partner (“AZ Parent”), pursuant to Section 15.16 (AstraZeneca Guarantee) of the Agreement (as defined below) is a party to this Amendment as guarantor of Partner’s obligations under the Agreement.

WHEREAS, Amgen and Partner entered into that certain Collaboration Agreement, dated as of March 30, 2012, as amended by Amendment No.1 to the Collaboration Agreement, dated October 1, 2014 and as further amended by Amendment No.2 to the Collaboration Agreement and Release, dated May 2, 2016 (collectively, the “Agreement”);

WHEREAS, Amgen previously suspended its participation in the development and commercialization of AMG-139/MedI-2070, the monoclonal antibody targeting IL-23 that was one of the Products under the Agreement (the “Suspended Product”), effective April, 1, 2015;

WHEREAS, in accordance with Section 7.8.2.4 of the Agreement, AstraZeneca is serving notice to Amgen (as the Suspending Party) informing Amgen that AstraZeneca (as the Non-Suspending Party) has received an offer from a third party for the exclusive right to develop and commercialize the Suspended Product worldwide; and

WHEREAS, Amgen and Partner wish to update certain portions of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties agree to amend the Agreement as follows. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
ARTICLE 1 - AMENDMENT

1.1 Amendment to Section 9.1.1. The Parties hereby agree that, following the Amendment Effective Date, Section 9.1.1 shall be deleted in its entirety and replaced with the following:
“Partner will not, during the Term and, other than in the event of termination by Partner pursuant to Section 14.3 (Termination for Breach), for (a) three (3) years thereafter for all Products other than AMG139 and AMG181 and (b) one (1) year thereafter for AMG139 and AMG181, itself or through its Affiliates, conduct or participate in, or advise, assist or intentionally enable any Third Party to conduct
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EXECUTION VERSION
to participate in, any Distracting Program anywhere in the world; provided, that MEDI-570 shall not be considered a Distracting Program or a Distracting Product for the purposes of this Agreement;”
1.2 Amendment to Section 9.1.2. The Parties hereby agree that, following the Amendment Effective Date, Section 9.1.2 shall be deleted in its entirety and replaced with the following:
“Amgen will not, during the Term and, other than in the event of termination by Amgen pursuant to Section 14.3 (Termination for Breach), for (a) three (3) years thereafter for all Products other than AMG139 and AMG181 and (b) one (1) year thereafter for AMG139 and AMG181, itself or through its Affiliates, conduct or participate in, or advise, assist or intentionally enable any Third Party to conduct to participate in, any Distracting Program anywhere in the Collaboration Territory; and”
1.3 Amendment to Section 14.6.1.4 (Distracting Products). The Parties hereby agree that, following the Amendment Effective Date, Section 14.6.1.4 (Distracting Product) shall be amended by deleting such Section 14.6.1.4 (Distracting Product) in its entirety.
ARTICLE 2 – REFERENCE TO AND EFFECT ON THE AGREEMENT
2.1 Reference to Agreement. Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified and amended hereby.
2.2 Effectiveness of Amendment. Upon execution and delivery of this Amendment by both Parties, the amendments set forth above shall be effective as of the Amendment Effective Date. Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Parties.
ARTICLE 3 – MISCELLANEOUS
3.1 Choice of Law; Jurisdiction. This Amendment will be governed by, and enforced and construed in accordance with, the laws of the State of New York without regard to its conflicts of law provisions. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts of the State of New York for any matter arising out of or relating to this Amendment and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Amendment or the transactions contemplated hereby in the state and federal courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter will be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. Any proceeding brought by either
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Party under this Amendment will be exclusively conducted in the English language. The United Nations Convention for the International Sale of Goods will not apply to the transactions contemplated herein.
3.2 Headings. The heading for each article and section in this Amendment has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.
3.3 Counterparts. This Amendment may be executed via electronic and pdf format signatures in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

Amgen ref. no. 2012575259-008  3

IN WITNESS THEREOF, duly authorized representatives of the Parties hereto have executed this Amendment as of the date first set forth above.

ASTRAZENECA COLLABORATION VENTURES, LLC		AMGEN INC.
By:	/s/ Steve Mohr	By:	/s/ Sean E. Harper
Name:	Steve Mohr	Name:	Sean E. Harper
Title:	Secretary	Title:	EVP, Research & Development

ASTRAZENECA PHARMACEUTICALS LP
By:	/s/ Steve Mohr
Name:	Steve Mohr
Title:	Deputy General Counsel, NA and General Counsel, US and Secretary

Amgen ref. no. 2012575259-008

Execution Version

AMENDMENT NO. 4
TO THE
COLLABORATION AGREEMENT
This Amendment No.4 to the Collaboration Agreement (this “Amendment”) is entered into as of the 2nd day of October, 2016 (the “Amendment Effective Date”) by and between Amgen Inc., a Delaware corporation with a place of business at One Amgen Center Drive, Thousand Oaks, California 91320 (“Amgen”), and AstraZeneca Collaboration Ventures, LLC, a Delaware limited liability company with a place of business a 1800 Concord Pike, Wilmington. Delaware 19850 (“AstraZeneca”). Amgen and AstraZeneca are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. AstraZeneca Pharmaceuticals LP, the parent corporation of AstraZeneca, pursuant to Section 15.16 (AstraZeneca Guarantee) of the Agreement (as defined below) is a party to this Amendment as guarantor of AstraZeneca’s obligations under the Agreement.
RECITALS
WHEREAS, Amgen and AstraZeneca entered into that certain Collaboration Agreement, dated as of March 30, 2012, as amended by Amendment No.1 to the Collaboration Agreement dated October 1, 2014, as further amended by Amendment No.2 to the Collaboration Agreement and Release dated May 2, 2016, and as further amended by Amendment No.3 to the Collaboration Agreement dated May 27, 2016 (collectively, the “Agreement”);
WHEREAS, pursuant to a Notice Letter dated July 29, 2016, Amgen has been deemed to be the Terminating Party under the Collaboration Agreement with respect to AMG-139/MedI-2070 (the “Terminated Product”), with the termination of such Terminated Product having become effective on July 29, 2016; and
WHEREAS, in connection with AstraZeneca’s proposed out-license of the development, manufacture and commercialization of the Terminated Product, Amgen and AstraZeneca wish to amend and update certain portions of the Agreement;
NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties agree to amend the Agreement as follows. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Amgen ref. no. 2012575259-010

EXECUTION VERSION
ARTICLE 1 AMENDMENTS
1.1 Amendment to Definition of Amgen Intellectual Property. The Parties hereby agree that, following the Amendment Effective Date, clause (ii) of the first sentence of the definition of Amgen Intellectual Property in Section 1.13 of the Agreement shall be deleted and replaced with the following: “(ii) is used during the Term by either Party or its Affiliates in the performance of this Agreement but, for clarity, is not generated or conceived during the Term by either Party or its Affiliates in the performance of this Agreement.”
1.2 Amendment to Definition of Distracting Product.
(a) The Parties hereby agree that, following the Amendment Effective Date, the definition of Distracting Product in Section 1.48 of the Agreement shall be amended by adding at the end thereof the following: “For clarity, no Product shall be a Distracting Product.”
(b) The Parties hereby agree that, following the Amendment Effective Date, (i) the Distracting Product Schedule shall be amended by deleting the AMG 139/MedI-2070 row contained therein, including the related Product Target and Distracting Target, (ii) the words “other than AMG 139” shall be added after the words “with respect to a given Product” in the definition of “Distracting Product”, and (iii) the words “AMG 139 and” in Sections 9.1.1(b) and 9.1.2(b) shall be deleted from such provisions.
1.3 Amendment to Definition of Partner Intellectual Property. The Parties hereby agree that, following the Amendment Effective Date, the first sentence of the definition of Partner Intellectual Property in Section 1.100 of the Agreement shall be deleted and replaced with the following: ““Partner Intellectual Property” means any Know-How, Patents, electronic media registrations (including domain names, usernames, websites, blogs and the like), or Copyright controlled by Partner and its Affiliates that is used during the Term by either Party or its Affiliates in the performance of this Agreement but, for clarity, is not generated or conceived during the Term by either Party or its Affiliates in the performance of this Agreement.”
1.4 Amendment to Terminated Product Intellectual Property Rights.
(a) The Parties hereby agree that, following the Amendment Effective Date, the phrase “grant and authorized sublicenses” in Section 14.6.1.3(i) of the Agreement shall be amended to read as follows: “grant and authorize sublicenses”.
(b) The Parties agree that AstraZeneca has the right to grant sublicenses through multiple tiers pursuant to Section 14.6.1.3(i).
1.5 Amendment to Royalty Payment Timing. The Parties hereby agree that, following the Amendment Effective Date, the sentence “Such royalty will be payable quarterly within thirty (30) days of the end of the calendar quarter for which such royalties are owed.” in Section 14.6.1.6 of the Agreement shall be amended to read as follows: “Such royalty will be payable quarterly within thirty (30) days of the end of the calendar quarter for which such royalties are owed; provided that any royalty in respect of AMG 139 shall be payable quarterly within fifty (50) days of the calendar quarter for which such royalties are owned.”

Amgen ref. no. 2012575259-010

EXECUTION VERSION
1.6 Amendment to Survival.
(a) The Parties agree that, following the Amendment Effective Date, a new Section 14.6.1.7 shall be added to the Agreement reading as follows: “14.6.1.7 Survival. Each of the provisions of this Agreement referenced in the first sentence of Section 14.6.3 (as amended hereby) shall continue to apply in the case of a Product by Product termination under this Section 14.6.1 with respect to the applicable Terminated Product.”
(b) The Parties hereby agree that, following the Amendment Effective Date, the phrase “10.5 (License Grant by Partner)” contained in the first sentence of Section 14.6.3 of the Agreement shall be amended to read as follows: “10.5 (License Grant by Partner) (only with respect to the third sentence thereof)”.
(c) The Parties hereby agree that, following the Amendment Effective Date, the phrase “14.6 (Effects of Termination) (with all Products deemed Terminated Products and Amgen being the Continuing Party of all Terminated Products) will survive termination of this Agreement for any reason” contained in the first sentence of Section 14.6.3 of the Agreement shall be amended to read as follows: “14.6 (Effects of Termination) (with all Products deemed Terminated Products and Amgen being the Continuing Party of all Terminated Products other than any such Terminated Product for which Partner is the Continuing Party under Section 14.6.1) will survive termination of this Agreement as a whole for any reason”.
(d) The Parties hereby agree that, following the Amendment Effective Date, the second sentence of Section 14.6.3 of the Agreement shall be deleted in its entirety and replaced with the following: “Except as otherwise provided in this Section 14.6 (Effects of Termination), all rights and obligations of the parties under this Agreement will terminate upon termination of this Agreement as a whole for any reason.”
(e) In light of the fact that the audit rights provided in Section 8.4 of the Agreement do not apply to a Continuing Party’s sublicensee, the Parties hereby agree that, if the Continuing Party enters into a sublicense of Terminated Product Intellectual Property Rights as permitted by Section 14.6.1.3 of the Agreement, the Continuing Party and the Terminating Party will reasonably cooperate in the utilization of any audit rights that the Continuing Party may have under such sublicense with respect to payments that constitute Sublicensing Revenue, provided, however, that either Continuing Party or Terminated Party shall be entitled to elect for such audit rights to be exercised for a given period and in such event the initiating party shall notify the other in writing and the Continuing Party shall use reasonable efforts to promptly exercise such audit rights under such sublicense. For any audit conducted pursuant to the foregoing sentence (notwithstanding whether such audit was elected by Continuing Party or Terminating Party), Continuing Party and Terminating Party shall be required to pay for [*] and [*], respectively, of any costs and expenses of such audit, to the extent the Continuing Party is obligated to pay for such costs and expenses under the terms of such sublicense and to the extent the audit is for payments that constitute Sublicensing Revenue. To the extent that, under the terms of such sublicense, any costs of such audit are shifted to the sublicensee or any other Person, the Parties shall cooperate to ensure that Continuing Party and Terminating Party share the benefits of such cost shifting on the basis of [*] and [*], respectively. If an audit concludes that any additional payment is due to Continuing Party under the terms of such sublicense, then

Amgen ref. no. 2012575259-010

EXECUTION VERSION
the Parties shall cooperate to ensure that Continuing Party and Terminating Party share the benefits of such additional payment on the basis of [*] and [*], respectively. Similarly, if an audit concludes that excess payments were made by Continuing Party’s sublicensee (to the extent they constituted Sublicensing Revenue) for which Continuing Party is obligated to reimburse its sublicensee under such sublicense, then the Parties shall cooperate to ensure that Continuing Party and Terminating Party allocate such reimbursement payment obligation (to the extent such overpayments constituted Sublicensing Revenue) between them on the basis of [*] and [*], respectively, provided, however, that, to the extent Continuing Party is obligated to pay interest on such outstanding payment obligation under the terms of the sublicense, the allocation of such interest amount between Continuing Party and Terminating Party shall be reasonably allocated on the basis of relative fault for any late payment that triggered such interest.
ARTICLE 2   REFERENCE TO AND EFFECT ON THE AGREEMENT
2.1 Reference to Agreement. Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified and amended hereby.
2.2 Effectiveness of Amendment. Upon execution and delivery of this Amendment by both Parties, the amendments set forth above shall be effective as of the Amendment Effective Date. Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Parties.
ARTICLE 3   MISCELLANEOUS
3.1 Choice of Law; Jurisdiction. This Amendment will be governed by, and enforced and construed in accordance with, the laws of the State of New York without regard to its conflicts of law provisions. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts of the State of New York for any matter arising out of or relating to this Amendment and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Amendment or the transactions contemplated hereby in the state and federal courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter will be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. Any proceeding brought by either Party under this Amendment will be exclusively conducted in the English language. The United Nations Convention for the International Sale of Goods will not apply to the transactions contemplated herein.

Amgen ref. no. 2012575259-010

EXECUTION VERSION
3.2 Headings. The heading for each article and section in this Amendment has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.
3.3 Counterparts. This Amendment may be executed via electronic and pdf format signatures in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

Amgen ref. no. 2012575259-010

IN WITNESS WHEREOF, duly authorized representatives of the Parties hereto have executed this Amendment as of the date first set forth above.

AMGEN INC. By: /s/ David Piacquad Name: David Piacquad Title: Senior Vice President, Business Development
ASTRAZENECA COLLABORATION VENTURES, LLC By: /s/ Richard J. Kenny Name: Richard J. Kenny Title: Asst. Secretary
ASTRAZENECA PHARMACEUTICALS LP By: /s/ Richard J. Kenny Name: Richard J. Kenny Title: Asst. Secretary

[Signature Page to Amendment No.4 to the Collaboration Agreement]

AMENDMENT NO. 5
TO THE
COLLABORATION AGREEMENT

This Amendment No. 5 to the Collaboration Agreement (this “Amendment”) is entered into as of the 31st day of January, 2018 (the “Amendment Effective Date”) by and between Amgen Inc., a Delaware corporation with a place of business at One Amgen Center Drive, Thousand Oaks, California 91320 (“Amgen”), AstraZeneca Collaboration Ventures, LLC, a Delaware limited liability company with a place of business at 1800 Concord Pike, Wilmington, Delaware 19850 (“AstraZeneca” or “Partner”). Amgen and AstraZeneca are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Amgen and AstraZeneca entered into that certain Collaboration Agreement, dated as of March 30, 2012, as amended by Amendment No.1 to the Collaboration Agreement, dated October 1, 2014, as further amended by Amendment No.2 to the Collaboration Agreement and Release, dated May 2, 2016, as further amended by Amendment No.3 to the Collaboration Agreement, dated May 27, 2016, and as further amended by Amendment No.4 to the Collaboration Agreement, dated October 2, 2016 (collectively, the “Agreement”); and

WHEREAS, Amgen and AstraZeneca wish to provide for potential development activities by either Party outside of the existing Development Plan, and accordingly wish to update certain portions of the Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties agree to amend the Agreement as follows. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
PART 1 - UNILATERAL ACTIVITIES AMENDMENTS

1. Amendments to Article 1 (Definitions). The Parties hereby agree that, following the Amendment Effective Date, Article 1 (Definitions) shall be amended by adding the following Sections:
“Development Data” means, with respect to a given Specified Product, all clinical trial data and results arising from the Unilateral Activities and such other Know-How arising from such Unilateral Activities as would reasonably be expected to be included in a Regulatory Filing seeking Regulatory Approval with respect to the Unilateral Activities.
“Specified Product” means AMG557 or AMG570 or both AMG557 and AMG570, as context so requires.

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2. Amendments to Article 3 (Development and Regulatory). The Parties hereby agree that, following the Amendment Effective Date, a new Section 3.7 shall be added to the Agreement reading as follows:
“3.7. Unilateral Development Activities for Specified Products.
3.7.1. Unilateral Activities for Specified Products.
        3.7.1.1. Either Party, by written notice pursuant to Section 15.11 or through its representatives on the JSC at a meeting of the JSC, may propose to develop and potentially seek Regulatory Approval of a Specified Product for an indication for which development or additional development has not yet been agreed upon by the JSC (a “Proposed Indication”). The decision to pursue development of a Specified Product for such Proposed Indication, including any updates or amendments to the Development Plan, shall be subject to approval by the JSC as set forth in Section 2.5. If, within sixty (60) days of receipt of the proposal contemplated by the first sentence of this Section (the “JSC Unilateral Activity Review Period”), the JSC is not able to agree on an amendment to the Development Plan with respect thereto, then the interested Party shall have the right to conduct development activities for such Proposed Indication as Unilateral Activities (as hereinafter defined) as and to the extent provided in this Section 3.7. Subject to this Section 3.7, the Party desiring to conduct such Unilateral Activities (“Unilateral Party”) shall prepare and provide to the JSC a development plan setting forth in reasonable detail (a) the specific clinical studies and other development activities to be performed unilaterally by a Party with respect to a Proposed Indication (“Proposed Unilateral Activities”), including, with respect to each such clinical study: (i) the number of participants to be enrolled, (ii) the countries in which such clinical study will be conducted, and (iii) the dose and dosage schedule with respect thereto, and (b) the budget for any External Development Costs, Unilateral Third Party Payments and other Development Costs expected to be incurred with respect to such development activities, as the same may be amended from time to time (“Unilateral Development Plan and Budget”). In addition to the Unilateral Development Plan and Budget, the Unilateral Party shall provide a written description setting forth the success criteria (“Successful Completion Criteria”) for the Proposed Unilateral Activities, which may include, without limitation, the primary endpoints for each clinical study, a target product profile, or such other development criteria as the Unilateral Party determines are appropriate to demonstrate the successful completion of Unilateral Activities for the Proposed Indication.
        3.7.1.2. Subject to Section 3.7.2, if the JSC fails to agree within the JSC Unilateral Activity Review Period to pursue development of a Proposed Indication for the relevant Specified Product or to update or amend the Development Plan of the relevant Specified Product with respect to such Proposed Indication, the Unilateral Party shall have the right to commence such Proposed Unilateral Activities (such activities, the “Unilateral Activities”) sixty (60) days after the end of the JSC Unilateral Activity Review Period (subject to
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Section 3.7.2.1) in accordance with, and subject to the terms and conditions of this Agreement and such Unilateral Development Plan and Budget (including, without limitation, Sections 6.2, 6.3 and 12.3). The other Party (the “Opting-Out Party”) shall be deemed to have opted-out with respect to such Unilateral Activities. The Unilateral Party shall notify the JSC of any material amendments to any Unilateral Development Plan and Budget with respect to its Unilateral Activities at least thirty (30) days prior to the planned commencement. For clarity, the Unilateral Party may terminate any Unilateral Activities at any time at its sole discretion, provided that such Unilateral Party shall bear any cost and expense associated with the termination of such Unilateral Activities.
        3.7.1.3. For clarity, and notwithstanding any other provision of this Agreement (specifically including Section 2.5.2.) but subject to Section 3.7.2, any dispute within the JSC regarding the Proposed Unilateral Activities, including its consideration under Section 3.7.1.1 of development of a Proposed Indication, shall not be subject to escalation to the CRC.
3.7.2. Prohibited Activities.
        3.7.2.1. If the Opting-Out Party in good faith believes that (x) any Unilateral Activities of the other Party or its Affiliates would reasonably be expected to have a material adverse effect with respect to the safety profile of the relevant Specified Product or (y) the commercialization of the Specified Product for the Proposed Indication would be reasonably likely to compete with any product as to which the Opting-Out Party is engaged in clinical development or commercialization as of the date of the initiation of the JSC Unilateral Activity Review Period, then the Opting-Out Party shall notify the Unilateral Party within thirty (30) days after the end of the JSC Unilateral Activity Review Period (such notice, a “MAE Notice”). Following the Unilateral Party’s receipt of the MAE Notice, the two Parties shall promptly discuss in good faith the applicable safety or competition issue, as the case may be, and the Unilateral Party shall not conduct any Unilateral Activities which are the subject of the MAE Notice without the other Party’s written consent.
        3.7.2.2. A Unilateral Party and its Affiliates may conduct Unilateral Activities for a Proposed Indication in which a pharmaceutical product owned or controlled by a Third Party is used (e.g., a combination study or a head-to-head study); provided that: (a) such Unilateral Party or its applicable Affiliate shall obtain all rights and licenses (if any) necessary to use such Third Party’s product as part of such development for a Proposed Indication; and (b) such Unilateral Party or its applicable Affiliate solely shall bear all payments to such Third Party resulting from or in connection with such Unilateral Activities (“Unilateral Third Party Payments”).
        3.7.2.3. In conducting Unilateral Activities, (a) a Unilateral Party shall ensure that such Unilateral Activities do not diminish the rights or increase the obligations of the Opting-Out Party under this Agreement; and (b) unless otherwise agreed in writing by the Opting-Out Party, (i) in the event Amgen is the Unilateral Party, all Know-How conceived, discovered, developed or
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otherwise made in connection with such Unilateral Activities shall be Amgen Intellectual Property and (ii) in the event Partner is the Unilateral Party, all Know-How conceived, discovered, developed or otherwise made in connection with such Unilateral Activities shall be Partner Intellectual Property, and, in each case ((i) and (ii)), all terms and conditions of this Agreement shall apply to such Know-How; provided, however, that, with respect to the foregoing clause (b), the Unilateral Party shall be entitled, subject to Section 3.7.6 below, to withhold from the Opting-Out Party any such Know-How until the Opting-Out Party Opts-In with respect to any Unilateral Activities conducted by the Unilateral Party.
3.7.3. Costs of Unilateral Activities; External Development Costs.
        3.7.3.1. Subject to Sections 3.7.4.3. through Section 3.7.4.6. and Section 3.7.5, (i) the Unilateral Party shall bear the sole cost and expense of (a) all Unilateral Activities, including Unilateral Third Party Payments and (b) any Development Costs incurred with respect to the development of the Specified Product under the Development Plan arising as a result of or in connection with the Unilateral Activities, including Development Costs associated with new development activities requested by a Governmental Authority in connection with data generated by the Unilateral Activities (“Additional Development Costs”), and (ii) except as otherwise expressly set forth herein, the Opting-Out Party shall have no financial obligation to support or otherwise fund any efforts in respect of such Unilateral Activities.
        3.7.3.2. The Unilateral Party shall report to the JSC regarding the Unilateral Development Plan and Budget as set forth in Section 3.1.3.
3.7.4. Opt-In Rights; Opt-In Payments.
        3.7.4.1. Promptly after the achievement of the Successful Completion Criteria, the Unilateral Party shall provide to the Opting-Out Party (x) a written report summarizing the Development Data resulting from or with respect to the Unilateral Activities as of the date of delivery of such report (“Completion Notice”) and (y) the Development Data with respect to such Unilateral Activities. The Completion Notice shall be accompanied by a written statement (“Unilateral Activity Cost Statement”) of all direct out-of-pocket costs incurred under the Unilateral Development Plan and Budget by a Unilateral Party or any of its Affiliates payable to a Third Party other than Unilateral Third Party Payments (“External Development Costs”), Unilateral Third Party Payments, Additional Development Costs and other Development Costs incurred by the Unilateral Party with respect to such Unilateral Activities (such External Development Costs, Unilateral Third Party Payments, Additional Development Costs and other Development Costs, collectively, the “Unilateral Development Costs”) through the last day of the calendar quarter immediately preceding the calendar quarter in which such notice is provided (such date, the “Statement Cut-Off Date”). In addition, the Unilateral Party promptly shall provide to the Opting-Out Party such additional information with respect to the Unilateral Activities described in a Completion Notice as may be reasonably requested by
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the Opting-Out Party to evaluate such Unilateral Activities (subject to the proviso in Section 3.7.2.3).
        3.7.4.2. For a period of thirty (30) days following delivery by the Unilateral Party to the Opting-Out Party of the Completion Notice (“Opt-In Period”), the Opting-Out Party shall have the right (subject to Section 3.7.4.4.2) to opt-in (“Opt-In”) with respect to Unilateral Activities. If the Opting-Out Party desires to Opt-In, it shall provide written notice thereof to the other Party within the applicable Opt-In Period (an “Opt-In Exercise Notice”). Thereafter, not later than sixty (60) days after receiving the Opt-In Exercise Notice, the Unilateral Party shall provide to the Opting-Out Party a statement of Unilateral Development Costs incurred by the Unilateral Party in connection with such Unilateral Activities for the period commencing on the day after the Statement Cut-Off Date and ending on the date of receipt of the Opt-In Exercise Notice (the “Subsequent Statement”).
        3.7.4.3. The Opting-Out Party that Opts-In with respect to Unilateral Activities conducted by the Unilateral Party shall submit its Opt-In Exercise Notice as set forth in Section 3.7.4.2. and shall provide (i) contemporaneously with such notice a payment (“Opt-In Payment”) to the Unilateral Party for the Unilateral Development Costs through the Statement Cut-Off Date as specified in the applicable Unilateral Activity Cost Statement and calculated in accordance with Section 3.7.4.4., and (ii) within sixty (60) days of the receipt of the applicable Subsequent Statement an additional payment (“Subsequent Statement Payment”) to the Unilateral Party for Unilateral Development Costs with respect to such Unilateral Activities as specified in such Subsequent Statement and calculated in accordance with Section 3.7.4.4.
        3.7.4.4. The foregoing Opt-In Payment and Subsequent Statement Payment shall be calculated by reference to the Unilateral Development Costs set forth in the applicable Unilateral Activity Cost Statement and Subsequent Statement, respectively, at the following rates:
3.7.4.4.1. If the Successful Completion Criteria are met but are not utilized in the filing of a Regulatory Filing for Regulatory Approval of the Proposed Indication, the Opt-In Payment and Subsequent Statement Payment shall be equal to one hundred percent (100%) of the Unilateral Development Costs.
3.7.4.4.2. If the Successful Completion Criteria are met and are used in a Regulatory Filing that results in Regulatory Approval of such Proposed Indication, then (notwithstanding any Opt-In provisions set forth in Section 3.7.4.2.) the Opting-Out Party shall automatically be deemed to have exercised its right to Opt-In with respect to the applicable Unilateral Activities and the required Opt-In Payment and Subsequent Statement Payment shall be equal to one hundred twenty five percent (125%) of the Unilateral Development Costs.
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        3.7.4.5. From and after the Unilateral Party’s receipt of the Opt-In Exercise Notice or deemed exercise by the Opting-Out Party of the Opt-In right, all Unilateral Activities shall cease to be Unilateral Activities and shall constitute development activities under the Development Plan that the Parties thereafter shall share in accordance with Section 7.2.
3.7.5. Failure to Opt-In; Failure to Meet Successful Completion Criteria.
        3.7.5.1. If the Successful Completion Criteria are met but (a) are not utilized in the filing of a Regulatory Filing for Regulatory Approval of the Proposed Indication and (b) the Opting-Out Party has not exercised its Opt-In Right, then the Unilateral Party shall be free to continue to Develop the applicable Specified Product for such Proposed Indication as additional Unilateral Activities as provided by this Section 3.7.
        3.7.5.2. If the Unilateral Party discontinues the Unilateral Activities at any time or if the Successful Completion Criteria are not met, then:
3.7.5.2.1. The Opting-Out Party shall have no further obligation to the Unilateral Party with respect to the Unilateral Activities and the provisions of Section 3.7.4. shall no longer be in effect.
3.7.5.2.2. The Development Plan in effect immediately prior to commencement of the Unilateral Activities shall be the sole governing plan for Development of the applicable Specified Product.
3.7.6. Sharing of Data for Safety and other Regulatory Needs.
         3.7.6.1. Sharing and Right of Reference. The Parties agree that the Unilateral Party shall have a right of reference under Regulatory Filings made with respect to the applicable Specified Product as may be reasonably necessary to report safety data to Governmental Authorities in respect of the Unilateral Activities. The Unilateral Party hereby grants to the Opting-Out Party a non-exclusive license under all Know-How conceived, discovered, developed or otherwise made in connection with its Unilateral Activities, and a right of reference under the Regulatory Filings made with respect to the Unilateral Activities, in both cases, as may be reasonably necessary to report safety data to Governmental Authorities.
         3.7.6.2. Review of Regulatory Filings. Parties will discuss in good faith whether there should be review and comment rights with respect to Regulatory Filings made by the Unilateral Party.
         3.7.6.3. Pharmacovigilance and Global Safety Database. In the event that the Unilateral Party is not the Development Lead with respect to a Specified Product, within ten (10) Business Days after the commencement of Unilateral Activities, the Unilateral Party and Development Lead shall enter into a separate written pharmacovigilance agreement providing details related to managing and reporting adverse events in respect of the Specified Product that occur during
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clinical studies and other safety and reporting practices and procedures in compliance with all Applicable Laws. The Development Lead shall establish, hold and maintain a global safety database for the Specified Products. The Unilateral Party shall provide the Development Lead with information in the possession or control of the Unilateral Party as necessary for the Development Lead to maintain such global safety database. The Development Lead shall provide the Unilateral Party with information in the possession or control of the Development Lead as necessary for the Unilateral Party to comply with its pharmacovigilance responsibilities in respect of the Specified Product, including, as applicable, any adverse drug experiences (including those events or experiences that are required to be reported to the FDA under 21 C.F.R. sections 312.32 or 600.80 or to other Governmental Authorities under corresponding Applicable Law outside the United States) from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, clinical studies, and commercial experiences with the Specified Product. In the event that the Unilateral Party is the Development Lead with respect to a Specified Product, the Parties will discuss in good faith whether to enter into a separate written pharmacovigilance agreement as described above. ”
1.3 Amendments to Article 13 (Indemnification and Insurance). The Parties hereby agree that, following the Amendment Effective Date, Article 13 (Indemnification and Insurance) shall be amended by replacing the existing Sections 13.1 and 13.2 with the following Sections:
“13.1 Indemnity by Partner. Partner will defend, indemnify, and hold harmless Amgen, its Affiliates, and their respective directors, officers, employees, agents and representatives (collectively, “Amgen Indemnitees”), at Partner’s cost and expense, from and against any and all liabilities, losses, costs, damages, fees or expenses (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) arising out of any Third Party Claims brought against any Amgen Indemnitee to the extent such Losses result from: (a) the negligence or willful misconduct of Partner or its Affiliates (or any employees, agents or representatives of any of them) in performing under this Agreement; (b) a breach by Partner of this Agreement, including the failure of Partner’s representations or warranties in Article 12 (Representations and Warranties) to be true in any material respect; (c) the death or injury of a person caused by the failure of Product manufactured by Partner to be manufactured in compliance with cGMP or to meet Specifications; or (d) in the event that Partner is conducting Unilateral Activities as a Unilateral Party under Section 3.7 with respect to a Proposed Indication, any activities conducted by or on behalf of Partner or its Affiliates in relation to such Proposed Indication or Unilateral Activities. The indemnification obligations under this Section 13.1 (Indemnity by Partner) exclude Losses to the extent they arise from (a), (b), (c), (d), (e), (f) or (g) below in Section 13.2 (Indemnity by Amgen).”

“13.2 Indemnity by Amgen. Amgen will defend, indemnify, and hold harmless Partner, its Affiliates, and their respective directors, officers, employees, agents and representatives (collectively, “Partner Indemnitees”), at Amgen’s cost and expense, from and against any and all Losses arising out of any Third Party Claims brought against any Partner Indemnitee to the extent such Losses result from: (a) acts or omissions of any Amgen Indemnitee or any partner or licensee of an Amgen Indemnitee with respect to a
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Product outside the Collaboration Scope (other than activities conducted for the benefit of the Collaboration Scope); (b) the negligence or willful misconduct of Amgen or its Affiliates (or any employees, agents or representatives of any of them) in performing under this Agreement; (c) a breach by Amgen of this Agreement, including the failure of Amgen’s representations or warranties in Article 12 (Representations and Warranties) to be true in any material respect; (d) personal injury (regardless of theory of liability) as a result of administration of a Product in the clinical trials listed on the Completed Clinical Trials Schedule; (e) the death or injury of a person caused by the failure of Product manufactured by Amgen to be manufactured in compliance with cGMP or to meet Specifications; (f) any activities conducted by or on behalf of Amgen or its Affiliates in relation to the Products before the Effective Date; or (g) in the event that Amgen is conducting Unilateral Activities as a Unilateral Party under Section 3.7 with respect to a Proposed Indication, any activities conducted by or on behalf of Amgen or its Affiliates in relation to such Proposed Indication or Unilateral Activities. The indemnification obligations under this Section 13.2 (Indemnity by Amgen) exclude Losses to the extent they arise from (a), (b), (c) or (d) above in Section 13.1 (Indemnity by Partner).”

PART 2 – REFERENCE TO AND EFFECT ON THE AGREEMENT
3.1 Reference to Agreement. Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified and amended hereby.
3.2 Effectiveness of Amendment. Upon execution and delivery of this Amendment by the Parties, the amendments set forth above shall be effective as of the Amendment Effective Date. Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Parties.
PART 3 – MISCELLANEOUS
4.1 Choice of Law; Jurisdiction. This Amendment will be governed by, and enforced and construed in accordance with, the laws of the State of New York without regard to its conflicts of law provisions. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts of the State of New York for any matter arising out of or relating to this Amendment and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Amendment or the transactions contemplated hereby in the state and federal courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter will be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. Any proceeding brought by either
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Party under this Amendment will be exclusively conducted in the English language. The United Nations Convention for the International Sale of Goods will not apply to the transactions contemplated herein.
4.2 Headings. The heading for each article and section in this Amendment has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.
4.3 Counterparts. This Amendment may be executed via electronic and pdf format signatures in three (3) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

Amgen ref. no. 2012575259-011  9

IN WITNESS THEREOF, duly authorized representatives of the Parties hereto have executed this Amendment as of the date first set forth above.

ASTRAZENECA COLLABORATION VENTURES, LLC
By:	/s/ Richard J. Kenny
Name:	Richard J. Kenny
Title:	Asst Secretary

AMGEN INC.
By:	/s/ David A. Piacquad
Name:	David A. Piacquad
Title:	SVP Business Development

AMENDMENT NO. 6
TO THE
COLLABORATION AGREEMENT

This Amendment No. 6 to the Collaboration Agreement (this “Amendment”) is entered into as of the 15th day of May, 2020 (the “Amendment Effective Date”) by and between Amgen Inc., a Delaware corporation with a place of business at One Amgen Center Drive, Thousand Oaks, California 91320 (“Amgen”), AstraZeneca Collaboration Ventures, LLC, a Delaware limited liability company with a place of business at 1800 Concord Pike, Wilmington, Delaware 19850 (“AstraZeneca” or “Partner”). Amgen and AstraZeneca are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Amgen and AstraZeneca entered into that certain Collaboration Agreement, dated as of March 30, 2012, as amended by Amendment No.1 to the Collaboration Agreement, dated October 1, 2014, as further amended by Amendment No.2 to the Collaboration Agreement and Release, dated May 2, 2016, as further amended by Amendment No.3 to the Collaboration Agreement, dated May 27, 2016, as further amended by Amendment No.4 to the Collaboration Agreement, dated October 2, 2016, and as further amended by Amendment No.5 to the Collaboration Agreement, dated January 31, 2018 (collectively, the “Agreement”); and

WHEREAS, Amgen and AstraZeneca wish to amend certain terms of the Agreement in connection with the commercialization of AMG 157 in asthma as further provided herein; and

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties agree to amend the Agreement as follows. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
PART 1 - AMENDMENTS TO CERTAIN TERMS

1.Amendment to Section 1.38 (Definition of “Critical Matters”). From and after the Amendment Effective Date, Section 1.38 (Definition of “Critical Matters”) is hereby amended to (i) delete the word “and” immediately prior to subclause (D), and (ii) add the following language immediately after the words “under Section 7.7 (Budget Deadlocks)” in subclause (D):
“and (E) in relation to commercialization of AMG 157 in asthma, any matters that are expressly stipulated to be “Critical Matters” by the Parties in a Commercialization Framework approved by the JSC.”
2.Amendment to Section 2.5.2 (JSC Deadlocks). From and after the Amendment Effective Date, Section 2.5.2 (JSC Deadlocks) is hereby amended to (x) delete the word “and” immediately prior to subclause (iii), and (y) add the following language immediately after the words “in the case of matters under Section 2.5.1.3” in subclause (iii):

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“and (iv) in relation to commercialization of AMG 157 in asthma, the applicable activity lead, in the case of any commercial activities expressly delegated to such lead in a Commercial Framework approved by the JSC.”
3.Amendment to Section 4.4 (Distribution). From and after the Amendment Effective Date, Section 4.4 (Distribution) is hereby amended to add the following language immediately after the second sentence in Section 4.4:
“Notwithstanding the foregoing, the Parties agree that, for the commercialization of AMG 157 in asthma, Amgen will be solely responsible for the distribution of AMG 157 in the United States (and, for clarity, shall be the Distribution Party therein for the commercialization of AMG 157 in asthma) and Partner will be solely responsible for the distribution of AMG 157 in all other countries (and, for clarity, shall be the Distribution Party in such countries for the commercialization of AMG 157 in asthma).”
4.Addition of Section 5.11 (Non-Solicitation).  From and after the Amendment Effective Date, a new Section 5.11 (Non-Solicitation) is hereby added to the Agreement immediately following the end of Section 5.10 (Sales Force Disruption) and provides as follows:
“5.11 Non-Solicitation. Amgen and Partner agree that, for the period leading up to the Regulatory Approval (if any) by the U.S. Food and Drug Administration and for the twelve month period thereafter, they will not directly or indirectly solicit for employment, induce, encourage, or participate in soliciting, inducing, or encouraging, any United States or Canada field-based commercial or medical employee who is employed by the other Party and who works on a Product that is a respiratory product (such Product, a “Respiratory Product”) for the other Party (such employee, a “Respiratory Employee”) to terminate his or her relationship with the other Party. For the avoidance of doubt, this Section 5.11 does not prevent Amgen or Partner from hiring a Respiratory Employee from the other Party: (i) if that Respiratory Employee applies to a publicly advertised role without any solicitation, inducement, or encouragement by the hiring Party or (ii) as a result of the recruiting efforts of a professional search firm that is not directed to specifically target the other Party’s Respiratory Employees. Further, for the avoidance of doubt, this Section 5.11 does not prevent Amgen or Partner from soliciting for employment, inducing, encouraging, or participating in soliciting, inducing, or encouraging, any employee who previously worked on a Respiratory Product for the other Party and no longer works on a Respiratory Product at the time of the solicitation, inducement or encouragement.”
PART 2 – REFERENCE TO AND EFFECT ON THE AGREEMENT
6.1 Reference to Agreement. Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified and amended hereby.
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6.2 Effectiveness of Amendment. Upon execution and delivery of this Amendment by the Parties, the amendments set forth above shall be effective as of the Amendment Effective Date. Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Parties.
PART 3 – MISCELLANEOUS
7.1 Choice of Law; Jurisdiction. This Amendment will be governed by, and enforced and construed in accordance with, the laws of the State of New York without regard to its conflicts of law provisions. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts of the State of New York for any matter arising out of or relating to this Amendment and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Amendment or the transactions contemplated hereby in the state and federal courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter will be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. Any proceeding brought by either Party under this Amendment will be exclusively conducted in the English language. The United Nations Convention for the International Sale of Goods will not apply to the transactions contemplated herein.
7.2 Headings. The heading for each article and section in this Amendment has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.
7.3 Counterparts. This Amendment may be executed via electronic and pdf format signatures in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

Amgen ref. no. 2012575259-016   3

IN WITNESS THEREOF, duly authorized representatives of the Parties hereto have executed this Amendment as of the date first set forth above.

ASTRAZENECA COLLABORATION VENTURES, LLC
By:	/s/ Mariam Koohdary
Name:	Mariam Koohdary
Title:	Deputy General Counsel

AMGEN INC.
By:	/s/ Murdo Gordon
Name:	Murdo Gordon
Title:	EVP, Global Commercial Operations